UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-9819		52-1549373
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive,	Suite 100
Glen Allen,	Virginia			23060-9245
(Address of principal executive offices)				(Zip Code)
		(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRB	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Annual Cash Incentive Plan

On April 27, 2020, the independent directors of Dynex Capital, Inc. (the “Company”) approved the Dynex Capital, Inc. Annual Cash Incentive Plan (the “Cash Incentive Plan”), upon the recommendation of the Compensation Committee of the Board of Directors (the “Committee”) in consultation with its independent compensation consultant. The Cash Incentive Plan was adopted to partially replace the Dynex Capital, Inc. Executive Incentive Plan (the “Executive Incentive Plan”), which contained both an annual incentive component (paid partly in cash and partly in stock) and a long-term incentive component (paid partly in cash and partly in stock). As discussed in the Company’s proxy statement for the Company’s 2020 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 28, 2020, the Committee is in the process of developing a separate long-term equity incentive program (to be paid solely in equity) to replace the long-term incentive component of the Executive Incentive Plan.

The Cash Incentive Plan is an annual bonus plan, to be paid solely in cash, and is effective as of January 1, 2020. It is substantially similar to the annual incentive component of the Executive Incentive Plan. It is intended to provide annual incentives to the Company’s executive officers to achieve corporate and individual objectives and better align their interests with those of shareholders. Individuals serving as executive officers each year will be eligible to participate in the Cash Incentive Plan (a “Participant”). For 2020, the Participants will include Byron L. Boston, Stephen J. Benedetti and Smriti L. Popenoe, each of whom is a named executive officer. Each year, a Participant will be granted an incentive opportunity equal to the following percentages of his/her base salary as of January 1 of that year:

	Target Incentive Opportunity	Maximum Incentive Opportunity
CEO	200%	400%
EVP	150%	300%
Bonuses under the Cash Incentive Plan will be earned by the Participants based on the achievement of various performance goals for the annual period.

The incentive opportunity will consist of the following performance goals, weighted as follows:

Metric	Weighting (of incentive opportunity)
Return on Equity (ROE)	0% - 40%
Book value per common share	0% - 40%
Corporate/individual objectives	0% - 45%
100%
By no later than February 28 each year (except for the 2020 plan year), the Committee will establish the corporate and individual objectives and applicable weightings, and the minimum, target and maximum goals and applicable weightings of the other performance goals, for each Participant for the 1-year performance period. ROE will be calculated using the Company’s core net operating income per basic common share. The corporate/individual objectives may be different for each Participant and may consist of quantitative or qualitative Company or individual goals, including but not limited to: annual and/or longer-term performance versus a benchmark and/or a select group of peers; general and administrative expense efficiency ratio; attainment of Company strategic objectives; and attainment of personal objectives.

To determine each Participant’s bonus earned, after the end of each 1-year performance period, the Committee will determine the level of performance achieved with respect to each of the performance goals. Performance for each goal can range from 0-200% and will be based on quantitative calculations in the case of the ROE and book value per common share goals. Performance with respect to the corporate/individual objectives will be determined by the Committee in its good faith discretion in accordance with the criteria previously established. Each Participant’s bonus amount will be equal to the performance level achieved for the relevant performance goal, multiplied by the relevant weighting for such goal, multiplied by the Participant’s target incentive opportunity percentage, multiplied by the Participant’s applicable base salary amount.

The cash bonuses earned under the Cash Incentive Plan will be paid no later than the March 15 following the end of each performance period.

Any bonus amount paid under the Cash Incentive Plan will be subject to clawback in the event repayment is required by applicable law or regulation or stock exchange requirement.
The above summary of the Cash Incentive Plan is qualified in its entirety by reference to the full text of the Cash Incentive Plan, which is attached as Exhibit 10.40 to this Current Report on Form 8-K.

Termination of Executive Incentive Plan

In connection with the adoption of the Cash Incentive Plan, effective January 1, 2020, the Executive Incentive Plan was terminated, except with respect to outstanding bonus opportunities under the annual incentive component with a performance period ended December 31, 2019 (which were paid February 28, 2020) and under the long-term incentive component with performance periods ending December 31, 2020 and December 31, 2021 and except with respect to the Committee’s authority to administer the Executive Incentive Plan and the independent directors’ authority to amend the Executive Incentive Plan.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.40	Dynex Capital, Inc. Annual Cash Incentive Plan (effective as of January 1, 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 1, 2020	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer